EX-23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
About.com, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of About.com, Inc. of our report dated January 24, 2000, relating to the consolidated balance sheets of About.com, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of About.com, Inc.


                                                   /s/ KPMG LLP
                                                   -------------
                                                       KPMG LLP


New York, New York
April 10, 2000



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